EXHIBIT 10.10

                           [SBICOA LETTERHEAD]

February 7, 2001


Dr. Bishop AA Wells
Emmanuel Temple Church
1032 N. Sumner Street
Portland, Oregon 97217

RE:  CONSULTING AGREEMENT BETWEEN SMALL BUSINESS INVESTMENT
     CORPORATION OF AMERICA, INC. AND EMMANUEL TEMPLE CHURCH

Dear Dr. Wells:

This letter sets forth the terms and conditions of a Consulting Agreement ("Agreement") between Emmanuel Temple Church and Small Business Investment Corporation of America, Inc. ("Consultant", "we", "our" or "us") concerning the provision of consulting services by us to Emmanuel Temple Church.

We understand that Emmanuel Temple Church desires: (i) to restructure its current debt obligations ("Debt Restructure"), and establish a closed-end investment company ("Investment Company") with a Small Business Investment Company ("SBIC") subsidiary; (ii) the Debt Restructure to provide funds, estimated to be $5,000,000, to service its current debt obligations and complete a new church currently under construction by Emmanuel Temple Church; and (iii) to use the Investment Company and SBIC to raise capital to invest and make available to small emerging growth companies identified by management of the Investment Company (collectively, the "Goals"). We further understand that the Debt Restructure is the initial priority among the Goals. We are prepared to assist Emmanuel Temple Church in attaining these Goals by providing the services set forth in SECTION II below on the terms and conditions set forth herein (the "Services")

I.   Retention of Consultants.
     ------------------------

Emmanuel Temple Church hereby retains "Consultant" as an independent contractor for the sole purpose of performing the Services, and "Consultant" hereby agrees to perform such Services on the terms and conditions set forth herein.

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II.  Consultants' Duties.
     -------------------

We shall provide the following Services pursuant to this Agreement:

     A. Identify, contact and work with third parties to assist in the effort to complete the Debt Restructure;

     B. Develop a business plan for the Investment Company and the SBIC, to include proposed management and organizational structure, and financial projections;

     C. Work with officials of the City of Portland, Oregon ("Portland") and the state of Oregon Economic Development Department (OEDD) to identify the source from which Portland or Oregon can contribute financially to the Goals, including but not limited to, the development of a CDBG Section 108 Application;

     D. Provide the necessary background information, as needed to the City of Portland, State of Oregon Economic Development Department (OEDD), and the Investment Company management.

     E. Be available for meetings, conferences, telephone calls and briefing sessions with interested parties as reasonably requested by officials of Emmanuel Temple Church, Portland, Oregon and the Investment Company management;

     F. Identify an underwriter to market and sell both debt and equity securities to raise capital for the Investment Company, the SBIC and the individual companies.

     G. Identify firms to provide legal and accounting services in connection with the general affairs of the Investment Company and the SBIC and in connection with any offering of securities for sale, and to work closely with these firms to successfully accomplish the goals established hereunder; and

     H. Identify, develop and manage a pool of professionals to provide management consulting, financial and other technical assistance to companies identified for such assistance by the Investment Company.

III. Standard of Performance.
     -----------------------

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     A.   Consultants shall at all times act in good faith and in the best interests of Emmanuel Temple Church and the Investment Company. Consultant shall perform all Services in a workmanlike and professional manner.

     B. Emmanuel Temple Church acknowledges and understands that Consultant is not a registered investment advisor or a registered broker/dealer, and, accordingly, all actions by Consultant in connection with this Agreement will be performed consistent with such facts.

IV.  Relationship of the Parties.
--------------------------------

Neither Consultant nor Emmanuel Temple Church shall represent directly or indirectly that Consultant is an agent, employee or legal representative of Emmanuel Temple Church. Nothing herein shall be deemed to cause this Agreement to create an agency, partnership or joint venture between the parties. Consultant is responsible for all taxes, withholdings and other statutory or contractual obligations of any sort, including without limitation, Workers Compensation Insurance. Consultant shall be free at all times to arrange the time and manner of performance of the Services. Consultant is not required to maintain any schedule of duties or assignments. In addition to all other obligations contained herein, Consultant agrees to proceed with diligence and promptness.

V.   Compensation.
     ------------

In consideration for the Services provided by Consultant to Emmanuel Temple Church under this Agreement, Emmanuel Temple Church shall pay Consultant a fixed price of $96,000, which shall be paid as follows:

     (i)  $22,900 upon completion of the Debt Restructure; and

     (ii) $73,100 ratably on a monthly basis over the period beginning on the first day of the month immediately following the month in which the payment in Section V. (i) above becomes due and payable and ending on the last day of the month that is nine (9) months from the date of this Agreement.

VI.  Term.
     ----

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This Agreement shall have a term of one (1) year from the date of execution hereof, and thereafter may be extended by written agreement of the parties from month to month or as otherwise agreed to by the parties.

VII. Warranties; Limitation of Liability.
     -----------------------------------

Consultant warrants that the Services will be performed in a professional and workmanlike manner. Consultant makes no other warranties other than those expressly set forth herein, and disclaims any implied warranties of merchantability or fitness for a particular purpose. Consultant is not liable for any indirect, special, incidental or consequential damages irrespective of whether Consultant has advance notice of the possibility of such damages or such damages are reasonably foreseeable. In no event shall Consultant be liable for damages in excess of the amount paid to Consultant under this Agreement. The preceding three sentences shall survive termination of this Agreement.

VIII. Covenant and Condition to Certain Services.
      ------------------------------------------

Emmanuel Temple Church hereby agrees to cause the Investment Company and the SBIC, to the extent it may lawfully do so, to become parties to this Agreement promptly following their respective formations. Emmanuel Temple Church further agrees that Consultant shall not provide the Services with respect to the Investment Company and the SBIC until such time as they become parties to this Agreement.

IX.  Other.
     -----

     A. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties, and no other promises or representations, oral or written, have been made or shall have force or effect. No change or modification shall be valid unless it is in writing and signed by the parties hereto.

     B. FORCE MAJEURE. Consultant shall not be liable to Emmanuel Temple Church for any failure or delay caused by events reasonably beyond Consultant's control.

     C. GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the District of Columbia.

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     D.   SEVERABILITY.  If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Agreement shall be interpreted as if such invalid or unenforceable provision is not a part of this Agreement and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the Agreement as a whole.

If the terms and conditions herein set forth are acceptable to you, please sign and date below and return in triplicate, whereupon this Agreement shall become binding upon the parties.

Sincerely,

SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC.

By: __________________________
     John H. Brown
     Chairman of the Board



                                   Accepted and agreed to
                                   This 7th day of February, 2001

                                   EMMANUEL TEMPLE CHURCH

                                   By:_________________________
                                        Dr. Bishop AA Wells




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